UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

Ra Medical Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a‑6(i)(1) and 0‑11.

Ra Medical systems Ra Medical Systems, Inc. Important Notice Regarding the Availability of Proxy Materials P.O. BOX 8016, CARY, NC 27512-9903 Stockholders Meeting to be held on June 3, 2022 For Stockholders of record as s is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, and to obtain directions to a ttend the meeting, go to: www.proxydocs.com /RMED to vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet Graphic For a convenient way to view proxy materials and VOTE go to www.proxydocs.com /rmed Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before May 24, 2022. To order paper materials, use one of the following methods INTERNET www.proxydocs.com /RMED TELEPHONE (866) 648-8133 E-MAIL Paper@investorelections.com When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material Ra Medical Systems, Inc Meeting Type: Annual Meeting of Stockholders Date: Friday, June 3, 2022 Time: 9:00 AM, Pacific Time Place: The Annual Meeting will be held live via the Internet Please visit www.proxydocs.com /RMED for more details. You must register to attend the meeting online and/or participate at www.proxydocs.com/rmed SEE REVERSE FOR FULL AGENDA a Medical Systems, Inc Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL 1 Election of Class I Director 1.01 Jonathan Will McGuire 2 To ratify the appointment of Haskell & White LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2022 3 To consider and act upon any other matters which may properly come before the meeting or any adjournment or postponement thereof.